UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024 (March 14, 2024)

BETTER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39864	85-3472546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #49404
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 887-2311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 14, 2023, Better Therapeutics, Inc. (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s non-compliance with the minimum bid price and market value of listed securities requirements for continued listing on The Nasdaq Capital Market, the Company’s securities were subject to delisting unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). On December 21, 2023, the Company requested a hearing before the Panel, which temporarily stayed the suspension of trading and delisting of the Company’s common stock. The hearing occurred on March 14, 2024, and the Company voluntarily requested a delisting of its securities at the hearing.

As a result, Nasdaq issued a notice to the Company that its shares will be suspended from trading at the open of business on March 18, 2024, and Nasdaq will file a Form 25 Notification of Delisting with the Securities and Exchange Commission after applicable appeal periods have lapsed. The Company further intends to file a Form 15 with the Securities and Exchange Commission to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On March 14, 2024, Frank Karbe, David Perry, Andrew Armanino, Geoffrey Parker, Dr. Elder Granger, Dr. Risa Lavizzo-Mourey and Dr. Richard Carmona each notified the Company of their respective resignations as members of the Company’s board of directors (the “Board”) and all committees thereof. None of these resignations resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Termination of Officers

On March 14, 2024, Dr. Mark Berman and Kristyn Wynholds were each notified by the Company of termination of their positions as Chief Medical Officer and Chief Product Officer, respectively. On March 14, 2024, Frank Karbe resigned from his position as CEO, President, Treasurer and Secretary.

Election of Director and Officer

On March 14, 2024, the Board appointed Craig R. Jalbert, age 61, as the Company’s CEO, President, Treasurer, Secretary, and sole member of the Board. Mr. Jalbert will also serve as the Company’s principal executive officer, and as its principal financial officer and principal accounting officer. Mr. Jalbert’s term as director shall expire upon the election and qualification of his successor. Mr. Jalbert has not been appointed to any committee of the Board and as of the date hereof is not expected to be appointed to any committee of the Board.

Mr. Jalbert has served as a principal of the Foxborough, Massachusetts accounting firm of Verdolino & Lowey, P.C. since 1987. For over 30 years he has focused his practice in distressed businesses and has served, and continues to serve, in the capacities of officer and director for numerous firms in their wind-down phases.

In connection with his appointment, Mr. Jalbert will be compensated in the amount of $33,333 per year. There is no arrangement or understanding pursuant to which Mr. Jalbert was appointed to the Board. There are no family relationships between Mr. Jalbert and any director or executive officer of the Company, and Mr. Jalbert has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Better Therapeutics, Inc.

Dated: March 15, 2024	By:	/s/ Craig Jalbert
	Name:	Craig Jalbert
	Title:	Chief Executive Officer